Exhibit 15
Acknowledgement of Ernst & Young LLP

Board of Directors
Respironics, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statements (Post Effective Amendment No.1 on Form S-8 to Form S-4 No. 333-43703) pertaining to the Healthdyne Technologies, Inc. 1996 Stock Option Plan, Healthdyne Technologies, Inc. Stock Option Plan, Healthdyne Technologies, Inc. Nonemployee Director Stock Option Plan, and Healthdyne Technologies, Inc. Stock Option Plan II; (Form S-8 No. 333-22639) pertaining to the 1997 Employee Stock Purchase Plan; (Form S-8 No. 333-16721) pertaining to the Respironics, Inc. Retirement Savings Plan; (Form S-8 No. 33-89308 and Form S-8 No. 333-74510) pertaining to the 1992 Stock Incentive Plan; (Form S-8 No. 33-44716 and Form S-8 No. 333-74504) pertaining to the 1991 Nonemployee Directors’ Stock Option Plan; (Form S-8 No. 33-36459) pertaining to the Amended and Restated Incentive Stock Option Plan of Respironics, Inc. and Gerald E. McGinnis and the Consulting Agreement dated July 1, 1988 between Respironics, Inc. and Mark H. Sanders, M.D.; (Form S-8 No. 333-87335) pertaining to the Respironics, Inc. 1997 Non-Employee Directors’ Fee Plan; (Form S-8 No. 333-56812) pertaining to the Respironics, Inc. 2000 Stock Incentive Plan; (Form S-8 No. 333-74506) pertaining to the Respironics, Inc. 2002 Employee Stock Purchase Plan; (Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-77048) pertaining to the Novametrix Medical Systems Inc. 1990 Stock Option Plan, Novametrix Medical Systems Inc. 1994 Stock Option Plan, Novametrix Medical Systems Inc. 1997 Long Term Incentive Plan, Novametrix Medical Systems Inc. 1999 Incentive Plan, Novametrix Medical Systems Inc. 2000 Long Term Incentive Plan, and Novametrix Medical Systems Inc. President & COO Stock Options and (Form S-3 Amendment No. 1 No. 333-101411) pertaining to the registration of 71,956 shares of Respironics, Inc. common stock available for exercise of common stock warrants of our report dated April 22, 2003 relating to the unaudited condensed consolidated interim financial statements of Respironics, Inc. and Subsidiaries that are included in its Form 10-Q for the three-month and nine-month periods ended March 31, 2003.

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
May 14, 2003